EXHIBIT 13.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 6-K

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                            REPORT OF FOREIGN ISSUER
                      PURSUANT TO RULE 13A-16 OR 15D-16 OF
                       THE SECURITIES EXCHANGE ACT OF 1934


For the Quarterly Payment Date on October 21, 2002

                           CRUSADE MANAGEMENT LIMITED,
              as manager of the Crusade Global Trust No. 1 of 2001
           -----------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)


             LEVEL 11, 55 MARKET STREET, SYDNEY, NSW 2000, AUSTRALIA
           -----------------------------------------------------------
                    (Address of principal executive offices)


         Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

                    Form 20-F [X]             Form 40-F [ ]


         Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.

                       Yes  [ ]                 No   [X]


         If "Yes" is marked, indicate below the file number assigned to the registrant in connection with Rule 12g3-2(b): 82-_______________________.

OTHER EVENTS

         On the Quarterly Payment Date falling on October 21, 2002, Perpetual Trustees Consolidated Limited, in its capacity as issuer trustee (the "Issuer Trustee") made a regular quarterly distribution of principal and interest to the holders of the Class A Mortgage-Backed Floating Rate Notes (the "Notes").



FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits

         See page 4 for Exhibit Index

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, as Trust Manager for the Crusade Global Trust No. 1 of 2001, by the undersigned, thereunto duly authorized.


                                            CRUSADE MANAGEMENT LIMITED,
                                              as Trust Manager of the
                                              Crusade Global Trust No. 1 of 2001
                                            ------------------------------------
                                            (Registrant)




Dated: October 29, 2002                     By:   /s/ Roger Desmarchelier
                                                --------------------------------
                                            Name:   Roger Desmarchelier
                                            Title:  Executive Manager

EXHIBIT INDEX

------------   -----------------------------------------------------------------
Exhibit        Description
------------   -----------------------------------------------------------------

99.1           The Noteholders Report for the Quarterly Payment Date on
               October 21, 2002
------------   ----------------------------------------------------

                                                                    EXHIBIT 99.1
                               NOTEHOLDERS REPORT

                        CRUSADE GLOBAL TRUST NO.1 OF 2001

                      COUPON PERIOD ENDING 21 OCTOBER 2002

USD NOTES
---------------------------------------------------------------------------------------------------------------------------
                                                                           COUPON PAYMENTS      PRINCIPAL       CHARGE
                       FV OUTSTANDING (USD)    BOND FACTOR    COUPON RATE       (USD)         PAYMENTS (USD)   OFFS (USD)
                       ----------------------------------------------------------------------------------------------------

CLASS A1 NOTES                      0.00         0.000000%      0.00000%              0.00             0.00       0.00
CLASS A2 NOTES            411,858,389.43        65.054239%      2.05000%      2,398,053.13    50,912,517.34       0.00
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                                            COUPON PAYMENTS     PRINCIPAL       CHARGE
                       FV OUTSTANDING (AUD)    BOND FACTOR    COUPON RATE       (AUD)         PAYMENTS (AUD)   OFFS (AUD)
                       ----------------------------------------------------------------------------------------------------
CLASS A3 NOTES            200,000,000.00       100.000000%      5.36000%      2,672,657.53             0.00       0.00
CLASS B NOTES              33,600,000.00       100.000000%   Not Disclosed   Not Disclosed             0.00       0.00
CLASS C NOTES               4,500,000.00       100.000000%   Not Disclosed   Not Disclosed             0.00       0.00
---------------------------------------------------------------------------------------------------------------------------

                                                                    30SEPT02
POOL SUMMARY                                                           AUD
                                                                ----------------
Outstanding Balance - Variable Rate                                 876,875,682
Housing Loans
Outstanding Balance - Fixed Rate Loans                              145,811,104
Number of Loans                                                          11,151
Weighted Average Current LVR                                             57.63%
Average Loan Size                                                        91,713
Weighted Average Seasoning                                              47 mths
Weighted Average Term to Maturity                                      245 mths

PRINCIPAL COLLECTIONS                                                  AUD
                                                                ----------------
Scheduled Principal Payments                                       9,623,730.60
Unscheduled Principal Payments                                    97,670,584.30
Redraws                                                           10,318,091.39

Principal Collections                                             96,976,223.51

TOTAL AVAILABLE PRINCIPAL                                              AUD
                                                                ----------------
Principal Collections                                             96,976,223.51
Principal Charge Offs                                                      0.00
Pay Back of Principal Draw                                                 0.00
Total Available Principal                                         96,976,223.51

Outstanding Principal Draws From Previous Period                           0.00

Principal Distributed                                             96,976,223.51
Principal Retained                                                         0.00


TOTAL AVAILABLE FUNDS                                                  AUD
                                                               -----------------
Available Income                                                  19,333,917.54
Principal Draw                                                             0.00
Liquidity Draw                                                             0.00

Total Available Funds                                             19,333,917.54

REDRAW & LIQUIDITY FACILITIES                                          AUD
                                                               -----------------
Redraw Shortfall                                                           0.00
Redraw Carryover Charge Offs                                               0.00


--------------------------------------------------------------------------------
CPR                                  JUL-02         AUG-02          SEP-02
                                     -------------------------------------------
                    1 MTH CPR        28.54%         29.36%          25.70%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ARREARS                            % OF POOL
                                  (BY NUMBER)
                                  -----------
31 - 59 days                         0.60%
60 - 89 days                         0.11%
90+ days                             0.09%

Defaults*                            0.02%

Losses                                Nil

* Defaults are also included in the 90+ days arrears category.
--------------------------------------------------------------------------------

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